UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2026

Commission File No. 001-14778

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As described below in Item 5.07, on September 17, 2026, Soligenix, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”), at which the stockholders approved and adopted an amendment to the Second Amended and Restated Certificate of Incorporation (“Charter Amendment”), which increased the number of authorized shares of Common Stock from 75,000,000 to 125,000,000.  The Charter Amendment became effective upon filing with the Secretary of State of the State of Delaware on September 17, 2026. A copy of the Charter Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 17, 2026, at the Annual Meeting, the following seven items were voted upon:

Proposal 1 – Election of Directors:

The following five nominees were elected as directors to serve until the 2027 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, by votes as follows:

Name	For	Withheld
Christopher J. Schaber, PhD	2,819,961	319,789
Gregg A. Lapointe, CPA, MBA	2,844,872	294,878
Diane L. Parks, MBA	2,844,499	295,251
Robert J. Rubin, MD	2,846,498	293,252
Jerome B. Zeldis, MD, PhD	2,845,304	294,446

There were 7,470,895 broker non-votes in the election of directors.

Proposal 2 – Reverse Stock Split Proposal:

The proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board of Directors exercisable for a period of up to one year, effect a reverse stock split with respect to the issued and outstanding Common Stock at a ratio of 1-for-2 to 1-for-20, with the ratio to be determined at the discretion of the Board of Directors and included in a public announcement was approved, and the votes were as follows:

For	Against	Abstain
8,068,017	2,273,350	269,278

There were no broker non-votes on this proposal.

Proposal 3 – Authorized Shares Proposal:

The proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 75,000,000 to 125,000,000 was approved, and the votes were as follows:

For	Against	Abstain
8,214,549	1,877,014	519,082

There were no broker non-votes on this proposal.

Proposal 4 – Advisory Vote on Executive Compensation:

The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s 2026 proxy statement was approved, and the votes were as follows:

For	Against	Abstain
2,658,319	416,320	65,111

There were 7,470,895 broker non-votes on this proposal.

Proposal 5 – Advisory Vote on Frequency of an Advisory Vote on Executive Compensation:

Stockholders voted on the frequency of holding an advisory vote on executive compensation, and the votes were as follows:

1 Year	2 Years	3 Years	Abstain
2,763,157	47,777	169,698	159,118

The frequency selected by the stockholders was 1 Year. There were 7,470,895 broker non-votes on this proposal.

In light of the voting results with respect to the frequency of future advisory votes on executive compensation, and consistent with the recommendation of the Board of Directors, the Company has determined that it will hold future advisory votes on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 6 – Ratification of Independent Auditors:

The proposal to ratify the appointment of Cherry Bekaert LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2026 was approved, and the votes were as follows:

For	Against	Abstain
9,833,435	414,426	362,784

There were no broker non-votes on this proposal.

Proposal 7 – Adjournment Proposal:

The proposal to approve an adjournment of the Annual Meeting, in whole or in part as to any particular proposal(s), to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient shares voted to constitute a quorum or votes in favor of a particular proposal for approval was approved, and the votes were as follows:

For	Against	Abstain
8,936,278	1,001,349	673,018

There were no broker non-votes on this proposal.

Item 8.01 Other Events.

On June 26, 2026, Soligenix, Inc. (the “Company”) filed a prospectus supplement (the “Current Prospectus Supplement”) to increase the maximum aggregate offering amount of the shares of the Company’s common stock, par value $0.001 per share, issuable under the At Market Issuance Sales Agreement, dated January 23, 2026 (the “Sales Agreement”), with Rodman & Renshaw LLC, by an additional aggregate amount of $2,500,000. The Company previously sold approximately $6,234,000 of shares of common stock pursuant to the Sales Agreement under prior prospectus supplements covering an aggregate of up to $6,406,000 of shares of common stock. A copy of the legal opinion as to the legality of the $2,500,000 of shares of common stock issuable under the Sales Agreement and covered by the Current Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Soligenix, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

September 21, 2026	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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